EX99.1

Oragenics Announces $12.86 Million Private Placement Financing

TAMPA, Fla. (July 31, 2012) - Oragenics, Inc. (OTCBB:ORNI) (the “Company”) announced today that it has entered into a definitive stock purchase agreement with accredited investors to raise $12,863,332 in a private placement financing. Pursuant to the stock purchase agreement, the Company will issue an aggregate of 8,575,555 shares of the Company’s common stock at a price per share of $1.50. In conjunction with the private placement financing, the Company’s outstanding secured notes payable of $2.5 million will automatically convert into shares of common stock at the same price per share as paid by the investors in the Private Placement financing which eliminates all the long-term debt of the Company.

The net proceeds from this offering will be used to accelerate development of several of the company’s key initiatives including its recently announced Exclusive Channel Collaboration Agreement with Intrexon Corporation relating to the Company’s lantibiotics program, sales and marketing of the Company’s probiotic product lines and general corporate purposes.

Griffin Securities, Inc. served as the Company’s exclusive placement agent for the offering.

The securities offered in this private placement transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of a registration rights agreement entered into with the investors, the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the offering. Any offering of the Company’s securities under the resale registration statement referred to above will be made only by means of a prospectus.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Oragenics, Inc.

Oragenics, Inc. is focused on becoming the world leader in probiotics for oral health for humans and pets and in novel antibiotics against infectious disease. Oragenics, Inc. develops, markets and sells proprietary probiotics specifically designed to enhance oral health for humans and pets, under the brand names Evora® and ProBiora® in over 13 countries worldwide. Oragenics has established an exclusive worldwide channel collaboration for lantibiotics, a novel class of broad spectrum antibiotics, with Intrexon Corporation, a synthetic biology company. For more information, visit www.oragenics.com.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include those set forth in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, and other factors detailed from time to time in filings with the U.S. Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

For more information visit www.oragenics.com.

For more information regarding Oragenics, contact:

Corporate Contact:	Investor Contact:
Michael Sullivan Chief Financial Officer Oragenics, Inc 3000 Bayport Drive, Suite 685 Tampa, Fl 33607 Tel: 813-286-7900 x246 Direct: 813-786-6431 msullivan@oragenics.com	Robert Giordano President LaunchPad IR 880 Third Avenue, 6th Floor New York NY 10022 Tel: 1-800-625-2236 x7770 Direct: 917-327-3938 rgiordanonyc@gmail.com